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                                                                   EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Life Financial Corporation of our report dated January 31, 1995, relating to the financial statements of Life Savings Bank, Federal Savings Bank for the year ended December 31, 1994, appearing in the Prospectus, which is part of Life Financial Corp.'s Registration Statement on Form S-1, SEC File No. 333-28035. We also consent to the references to us under the headings "Experts" and "Changes in Accountants" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Los Angeles, California
June 24, 1997